EXHIBIT (l) (1)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRMS

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Independent Registered Public Accounting Firms” in the Statement of Additional Information, dated May 1, 2023, and included in this Post-Effective Amendment No. 15 to the Registration Statement (Form N-4, File No. 333-163881) of TFLIC Pooled Account No. 44 (the “Registration Statement”).

We also consent to the use of our report dated February 28, 2023, with respect to the financial statements of each of the subaccounts within TFLIC Pooled Account No. 44 for the year ended December 31, 2022, included in this Registration Statement, filed with the Securities and Exchange Commission.

We also consent to the use of our report dated March 20, 2023, with respect to the financial statements of each of the subaccounts within Separate Account VA FF for the year ended December 31, 2022, included in this Registration Statement, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Boston, Massachusetts

April 27, 2023